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                                                                    EXHIBIT 23.2


                 CONSENT OF K N INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of (i) our report dated February 10, 1994, included in K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and (ii) our report dated July 13, 1994 on the pooled supplemental financial statements of K N Energy, Inc. included in its Current Report on Form 8-K dated July 13, 1994.





                                               /s/  ARTHUR ANDERSEN & CO.
                                                    Arthur Andersen & Co.



Denver, Colorado
July 13, 1994